Wiley Reports First Quarter 2024 Results
September 7, 2023 - Hoboken, NJ – Wiley (NYSE: WLY and WLYB), a global knowledge company and a leader in research, publishing, and knowledge solutions today reported results for the first quarter ended July 31, 2023.

•GAAP Results: Revenue of $451 million (-7%), Operating loss of -$16 million (+4%), and EPS loss of -$1.67 (-$1.35). GAAP earnings impacted by impairment charges totalling $103 million, including non-cash goodwill and assets held-for-sale impairment and loss on sale of a business.
•Adjusted Results at Constant Currency (excluding Held for Sale or Sold segment results): Adjusted Revenue of $367 million (-8%), Adjusted EBITDA of $60 million (-10%), and Adjusted EPS of $0.27 (-37%).

FISCAL YEAR 2024 TRANSITION
•Wiley recently realigned its organization to focus on its core strengths in research, academic, and professional publishing, improve profit and performance, and drive greater operating and capital efficiency.
•In June of 2023, Wiley announced that it was divesting University Services, Wiley Edge, and CrossKnowledge. These businesses are currently reported in Held for Sale or Sold segment.
•Wiley is rightsizing its cost structure to reflect smaller revenue base and a more narrowly focused company.
•The benefits of these portfolio and restructuring actions are expected to be realized in Fiscal 2025 and Fiscal 2026.

MANAGEMENT COMMENTARY
“Our Q1 performance was as expected as we continue to execute on our plans and position Wiley for the future,” said Brian Napack, President and CEO. “While Research was down due to an unusual publishing pause in the second half of last year, we are seeing underlying strength and momentum returning, including growing article volumes, higher journal impact scores, and new partner signings. We are making steady progress on our transition and recently streamlined Wiley into one focused, market-facing team to better leverage our collective strength and drive operating leverage.”

FINANCIAL PERFORMANCE
See accompanying financial tables for the First Quarter 2024. For GAAP purposes, Wiley’s reporting structure consists of three segments: (1) Research, (2) Learning, and (3) Held for Sale or Sold. Research is unchanged with reporting lines of Research Publishing and Research Solutions. Learning includes reporting lines of Academic (education publishing) and Professional (professional publishing and assessments).

Research
•Revenue of $258 million was down 6%, or 7% at constant currency, mainly due to the Hindawi publishing pause and macro headwinds impacting our corporate advertising and recruitment offerings. This offset continued strong growth in our core open access publishing program. Excluding Hindawi, revenue was flat.
•Adjusted EBITDA of $77 million was down 18% at constant currency due to the Hindawi publishing pause. Adjusted EBITDA margin for the quarter was 29.8% compared to 33.8% in the prior year period. Excluding Hindawi, Adjusted EBITDA was up modestly.

Learning
•Revenue of $109 million was down 9% as reported and at constant currency due to lower print sales in a seasonally light quarter for academic publishing, offsetting solid growth in assessments.
•Adjusted EBITDA of $21 million was up 19% as reported and at constant currency mainly due to restructuring savings. Adjusted EBITDA margin for the quarter was 19.4% compared to 14.9% in the prior year period.

Businesses Held for Sale or Sold
•Revenue of $84 million was down 10% on a reported and constant currency basis driven by declines in Wiley Edge (Talent Development) and CrossKnowledge, and the disposal of test prep and advancement courses lines. Adjusted EBITDA of $6 million is up from a $2 million loss in the prior year.

Corporate Expenses
•Corporate Expenses of $49 million declined 24% due to restructuring savings and lower occupancy costs. Adjusted Corporate Expenses (Adjusted EBITDA) of $38 million declined 15%.

EPS
•GAAP EPS loss of $1.67 compared to a loss of $0.32 in the prior year period due to (1) non-cash goodwill impairment and (2) impairment of held-for-sale assets and a loss on the sale of a business totalling $103 million.
•Adjusted EPS excluding businesses held for sale or sold of $0.27 was down 37% primarily due to higher interest expense and lower Adjusted Operating Income.

Balance Sheet, Cash Flow, and Capital Allocation
•Net Debt-to-EBITDA Ratio (Trailing Twelve Months) at quarter end was 1.9x compared to 2.1x at prior year end.
•Net Cash Used in Operating Activities was a use of $82 million compared to a use of $90 million in the prior year period due to reduced incentive compensation. Note, Wiley’s regular use of cash in the first half of the fiscal year is driven by the timing of cash collections for annual journal subscriptions, which are concentrated in Q3 and Q4.
•Free Cash Flow less Product Development Spending was a use of $106 million compared to a use of $114 million. Capex was essentially flat. Note, Wiley does not provide an adjusted free cash flow metric; results related to held for sale or sold businesses are included for the period owned.
•Returns to Shareholders: The Company raised its dividend for the 30th consecutive year in June. For the quarter, Wiley allocated $19 million toward dividends and $10 million toward repurchasing 301,000 shares at an average cost per share of $33.25. This compares to 212,000 shares repurchased in the prior year period. There were no material acquisitions in the quarter.

Fiscal Year 2024 TRANSITION YEAR Outlook
Wiley is reaffirming its Fiscal 2024 outlook. The outlook excludes businesses held for sale or sold: University Services, Wiley Edge (Talent Development), and CrossKnowledge. Collectively, these businesses generated $393 million of revenue, $43 million of Adjusted EBITDA, and $0.36 of Adjusted EPS in Fiscal 2023.

Metric ($millions, except EPS)	Fiscal 2023 All Company	Fiscal 2023 Ex-Divestitures	Fiscal 2024 Outlook Ex-Divestitures
Adjusted Revenue*	$2,020	$1,627	$1,580 to $1,630
Research		$1,080	Flat (+3% ex-Hindawi)
Learning		$547	Down low single digits
Adjusted EBITDA*	$422	$379	$305 to $330
Adjusted EPS*	$3.84	$3.48	$2.05 to $2.40

*Wiley’s Fiscal 2024 outlook (“Adjusted Revenue,” “Adjusted EBITDA,” and “Adjusted EPS”) exclude businesses held for sale, including University Services, Wiley Edge (formerly Talent Development), and CrossKnowledge, as well as those sold in Fiscal 2023: Test Prep and Advancement Courses.

Fiscal Year 2024 Transition Year Outlook
•Adjusted Revenue - primarily due to the Hindawi special issues publishing pause and lower print demand in Academic. Note, this is a new metric defined as revenue adjusted to exclude businesses held for sale or sold.
•Adjusted EBITDA - primarily due to projected revenue performance, notably Hindawi, and higher employee costs from the combination of an incentive compensation reset and wage inflation. From its portfolio and restructuring actions, the Company expects material margin improvement in Fiscal 2025 and Fiscal 2026.
•Adjusted EPS - further impacted by $0.42 of non-operational items including a higher tax rate (-$0.21/share), pension expense (-$0.11/share), and interest expense (-$0.10/share). Wiley’s higher tax rate is primarily due to a less favorable mix of earnings by country and an increase in the UK statutory rate. Wiley froze its U.S. and U.K. pension programs in 2015, and they are approximately 90% funded.

Wiley is not providing a Free Cash Flow outlook at this time due to the uncertainty around the timing of divestitures and the size and scope of restructuring payments.

EARNINGS CONFERENCE CALL
Scheduled for today, September 7 at 10:00 am (ET). Access webcast at Investor Relations at investors.wiley.com, or directly at https://events.q4inc.com/attendee/255554735. U.S. callers, please dial (888) 210-3346 and enter the participant code 2521217#. International callers, please dial (646) 960-0253 and enter the participant code 2521217#.

ABOUT WILEY
Wiley is a knowledge company and a global leader in research, publishing, and knowledge solutions. Dedicated to the creation and application of knowledge, Wiley serves the world’s researchers, learners, innovators, and leaders, helping them achieve their goals and solve the world's most important challenges. For more than two centuries, Wiley has been delivering on its timeless mission to unlock human potential. Visit us at Wiley.com. Follow us on Facebook, Twitter, LinkedIn and Instagram.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted CTP,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Income Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” “Adjusted Revenue,” and results on a Constant Currency basis to assess underlying business performance and trends. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2024 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2024 in connection with our multiyear Global Restructuring Program and planned dispositions; (xi) the possibility that the divestitures will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to planned dispositions; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Category: Earnings releases

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended July 31,
	2023	2022
Revenue, net	$451,013	$487,569
Costs and expenses:
Cost of sales	157,101	174,031
Operating and administrative expenses	255,801	282,751
Impairment of goodwill (3)	26,695	—
Restructuring and related charges	12,123	22,441
Amortization of intangible assets	15,648	25,311
Total costs and expenses	467,368	504,534

Operating loss	(16,355)	(16,965)
As a % of revenue	-3.6%	-3.5%

Interest expense	(11,334)	(6,332)
Foreign exchange transaction losses	(1,620)	(616)
Impairment charge related to assets held-for-sale and loss on sale of a business (3)	(75,929)	—
Other (expense) income, net	(1,485)	526

Loss before taxes	(106,723)	(23,387)

Benefit for income taxes	(14,459)	(5,552)
Effective tax rate	13.5%	23.7%
Net loss	$(92,264)	$(17,835)
As a % of revenue	-20.5%	-3.7%

Loss per share
Basic	$(1.67)	$(0.32)
Diluted (4)	$(1.67)	$(0.32)

Weighted average number of common shares outstanding
Basic	55,270	55,736
Diluted (4)	55,270	55,736

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) As previously announced, we are divesting non-core businesses, including University Services, Wiley Edge, and CrossKnowledge. These dispositions are expected to be completed during fiscal year 2024. As a result, we reorganized our segments and our new structure consists of three reportable segments which includes Research (no change), Learning, and Held for Sale or Sold, as well as a Corporate expense category (no change). As a result of this realignment, we were required to test goodwill for impairment immediately before and after the realignment. Prior to the realignment, we concluded that the fair value of the University Services reporting unit within the Held for Sale or Sold segment was below its carrying value which resulted in a pretax non-cash goodwill impairment of $11.4 million. After the realignment, we concluded that the fair value of the CrossKnowledge reporting unit within the Held for Sale or Sold segment was below its carrying value which resulted in a pretax non-cash goodwill impairment of $15.3 million.

In addition, these three businesses met the held-for-sale criteria. We measured each business at the lower of carrying value or fair value less cost to sell. We recorded a pretax impairment of $40.6 million for University Services and $33.3 million for CrossKnowledge in the three months ended July 31, 2023.

In the three months ended July 31, 2023, the loss on sale of a business is due to the sale of our Tuition Manager business previously in our Held for Sale or Sold segment, which resulted in a pretax loss of approximately $2.0 million (net of tax loss of $1.6 million).

(4) In calculating diluted net loss per common share for the three months ended July 31, 2023 and 2022, our diluted weighted average number of common shares outstanding excludes the effect of unvested restricted stock units and other stock awards as the effect was antidilutive. This occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP EPS to Non-GAAP Adjusted EPS
	Three Months Ended July 31,
	2023	2022
US GAAP Loss Per Share - Diluted	$(1.67)	$(0.32)
Adjustments:
Impairment of goodwill	0.43	—
Restructuring and related charges	0.16	0.30
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	—	0.01
Amortization of acquired intangible assets (4)	0.23	0.36
Impairment charge related to assets held-for-sale and loss on sale of a business (5)	1.17	—
Held for Sale or Sold segment Adjusted Net (Income) Loss (5)	(0.07)	0.10
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation (6)	0.02	0.01
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.27	$0.46

Reconciliation of US GAAP Loss Before Taxes to Non-GAAP Adjusted Income Before Taxes
(amounts in thousands)	Three Months Ended July 31,
	2023	2022
US GAAP Loss Before Taxes	$(106,723)	$(23,387)
Pretax Impact of Adjustments:
Impairment of goodwill	26,695	—
Restructuring and related charges	12,123	22,441
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	(6)	666
Amortization of acquired intangible assets (4)	16,668	26,385
Impairment charge related to assets held-for-sale and loss on sale of a business (5)	75,929	—
Held for Sale or Sold segment Adjusted (Income) Loss Before Taxes (5)	(5,034)	7,594
Non-GAAP Adjusted Income Before Taxes	$19,652	$33,699

Reconciliation of US GAAP Income Tax Benefit to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Benefit	$(14,459)	$(5,552)
Income Tax Impact of Adjustments (7)
Impairment of goodwill	2,697	—
Restructuring and related charges	2,936	5,517
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	(34)	175
Amortization of acquired intangible assets (4)	3,873	5,832
Impairment charge related to assets held-for-sale and loss on sale of a business (5)	10,660	—
Held for Sale or Sold segment Adjusted Tax (Provision) Benefit (5)	(996)	1,569
Non-GAAP Adjusted Income Tax Provision	$4,677	$7,541

US GAAP Effective Tax Rate	13.5%	23.7%
Non-GAAP Adjusted Effective Tax Rate	23.8%	22.4%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. In the three months ended July 31, 2023, we wrote off an additional $0.9 million cumulative translation adjustment in earnings. This amount is reflected in Foreign exchange transaction losses on our Condensed Consolidated Statements of Net Loss.

(4) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Loss. It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net Loss.

(5) We are divesting non-core businesses, including University Services, Wiley Edge, and CrossKnowledge. These three businesses met the held-for-sale criteria and we measured each business at the lower of carrying value or fair value less cost to sell. We recorded a pretax impairment of $40.6 million for University Services and $33.3 million for CrossKnowledge in the three months ended July 31, 2023.

In the three months ended July 31, 2023, the loss on sale of a business is due to the sale of our Tuition Manager business previously in our Held for Sale or Sold segment, which resulted in a pretax loss of approximately $2.0 million (net of tax loss of $1.6 million).

In addition, our Adjusted EPS excludes the Adjusted Net (Income) Loss of our Held for Sale or Sold segment.

(6) Represents the impact of using diluted weighted-average number of common shares outstanding (55.8 million shares and 56.5 million shares for the three months ended July 31, 2023 and 2022, respectively) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(7) For the three months ended July 31, 2023 and 2022, substantially all of the tax impact was from deferred taxes.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET LOSS TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended July 31,
	2023	2022
Net Loss	$(92,264)	$(17,835)
Interest expense	11,334	6,332
Benefit for income taxes	(14,459)	(5,552)
Depreciation and amortization	43,728	58,279
Non-GAAP EBITDA	(51,661)	41,224
Impairment of goodwill	26,695	—
Restructuring and related charges	12,123	22,441
Foreign exchange losses, including the write off of certain cumulative translation adjustments	1,620	616
Impairment charge related to assets held-for-sale and loss on sale of a business	75,929	—
Other expense (income), net	1,485	(526)
Held for Sale or Sold segment Adjusted EBITDA (2)	(6,521)	2,435
Non-GAAP Adjusted EBITDA	$59,670	$66,190
Adjusted EBITDA Margin	16.3%	16.8%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2) (3)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended July 31,		Favorable (Unfavorable)
	2023	2022 (3)	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$223,000	$239,523	-7%	-8%
Research Solutions	34,804	35,390	-2%	-2%
Total Revenue, net	$257,804	$274,913	-6%	-7%

Contribution to Profit	$51,580	$69,023	-25%	-26%
Adjustments:
Restructuring charges	1,947	81	#	#
Non-GAAP Adjusted Contribution to Profit	$53,527	$69,104	-23%	-23%
Depreciation and amortization	23,212	23,801	2%	3%
Non-GAAP Adjusted EBITDA	$76,739	$92,905	-17%	-18%
Adjusted EBITDA margin	29.8%	33.8%

Learning:
Revenue, net
Academic	$48,292	$58,748	-18%	-18%
Professional	61,028	60,899	0%	0%
Total Revenue, net	$109,320	$119,647	-9%	-9%

Contribution to Profit	$7,408	$610	#	#
Adjustments:
Restructuring charges	218	3,131	93%	93%
Non-GAAP Adjusted Contribution to Profit	$7,626	$3,741	#	#
Depreciation and amortization	13,552	14,055	4%	4%
Non-GAAP Adjusted EBITDA	$21,178	$17,796	19%	19%
Adjusted EBITDA margin	19.4%	14.9%

Held for Sale or Sold:
Revenue, net	$83,889	$93,009	-10%	-10%

Contribution to Profit	$(26,234)	$(22,194)	-18%	-19%
Adjustments:
Restructuring charges	2,623	3,492	25%	25%
Impairment of goodwill	26,695	—	#	#
Accelerated amortization of an intangible asset (4)	—	4,594	#	#
Non-GAAP Adjusted Contribution to Profit	$3,084	$(14,108)	#	#
Depreciation and amortization	3,437	11,673	71%	70%
Non-GAAP Adjusted EBITDA	$6,521	$(2,435)	#	#
Adjusted EBITDA margin	7.8%	-2.6%

Corporate Expenses:	$(49,109)	$(64,404)	24%	24%
Adjustments:
Restructuring charges	7,335	15,737	53%	53%
Non-GAAP Adjusted Contribution to Profit	$(41,774)	$(48,667)	14%	15%
Depreciation and amortization	3,527	4,156	15%	16%
Non-GAAP Adjusted EBITDA	$(38,247)	$(44,511)	14%	15%

Consolidated Results:
Revenue, net	$451,013	$487,569	-7%	-8%
Less: Held for Sale or Sold Segment (5)	(83,889)	(93,009)	-10%	-10%
Adjusted Revenue, net	$367,124	$394,560	-7%	-8%

Operating Loss	$(16,355)	$(16,965)	-4%	-1%
Adjustments:
Restructuring charges	12,123	22,441	46%	46%
Impairment of goodwill	26,695	—	#	#
Accelerated amortization of an intangible asset (4)	—	4,594	#	#
Held for Sale or Sold Segment Adjusted Contribution to Profit (5)	(3,084)	14,108	#	#
Non-GAAP Adjusted Operating Income	$19,379	$24,178	-20%	-21%
Depreciation and amortization	43,728	53,685	19%	19%
Less: Held for Sale or Sold Segment depreciation and amortization (5)	(3,437)	(11,673)	71%	71%
Non-GAAP Adjusted EBITDA	$59,670	$66,190	-10%	-10%
Adjusted EBITDA margin	16.3%	16.8%

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) As previously announced, in the three months ended July 31, 2023 we changed our reportable segments. Our new segment reporting structure consists of three reportable segments which includes Research (no change), Learning, and Held for Sale or Sold, as well as a Corporate expense category (no change). Prior period segment results have been revised to the new segment presentation. There were no changes to our consolidated financial results.

(4) On January 1, 2020, Wiley acquired mthree, a talent placement provider that addresses the IT skills gap by finding, training, and placing job-ready technology talent in roles with leading corporations worldwide. Its results of operations are included in our Held for Sale or Sold segment. In late May 2022, Wiley renamed the mthree talent development solution to Wiley Edge and discontinued use of the mthree trademark during the three months ended July 31, 2022. As a result of these actions, we determined that a revision of the useful life was warranted, and the intangible asset was fully amortized over its remaining useful life resulting in accelerated amortization expense of $4.6 million in the three months ended July 31, 2022.

(5) Our Adjusted Revenue, Adjusted Operating Income and Adjusted EBITDA excludes the impact of our Held for Sale or Sold segment Revenue, Adjusted Operating Income or Loss and Adjusted EBITDA results.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	July 31, 2023	April 30, 2023
Assets:
Current assets
Cash and cash equivalents	$75,144	$106,714
Accounts receivable, net	153,392	310,121
Inventories, net	30,289	30,733
Prepaid expenses and other current assets	79,703	93,711
Current assets held-for-sale (2)	139,250	—
Total current assets	477,778	541,279

Technology, property and equipment, net	223,534	247,149
Intangible assets, net	657,093	854,794
Goodwill	1,102,499	1,204,050
Operating lease right-of-use assets	82,415	91,197
Other non-current assets	141,159	170,341
Non-current assets held-for-sale (2)	241,483	—
Total assets	$2,925,961	$3,108,810

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$43,713	$84,325
Accrued royalties	98,690	113,423
Short-term portion of long-term debt	5,000	5,000
Contract liabilities	369,562	504,695
Accrued employment costs	52,307	80,458
Short-term portion of operating lease liabilities	17,869	19,673
Other accrued liabilities	68,541	87,979
Current liabilities held-for-sale (2)	50,257	—
Total current liabilities	705,939	895,553
Long-term debt	890,917	743,292
Accrued pension liability	81,367	86,304
Deferred income tax liabilities	109,916	144,042
Operating lease liabilities	106,652	115,540
Other long-term liabilities	78,838	79,052
Long-term liabilities held-for-sale (2)	15,126	—
Total liabilities	1,988,755	2,063,783
Shareholders' equity	937,206	1,045,027
Total liabilities and shareholders' equity	$2,925,961	$3,108,810

Notes:
(1) The supplementary information included in this press release for July 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) As previously announced, we are divesting non-core businesses, including University Services, Wiley Edge and CrossKnowlegde. These businesses met the held-for-sale criteria and were measured at the lower of carrying value or fair value less cost to sell. We recorded a pretax impairment of $40.6 million for University Services and $33.3 million for CrossKnowledge in the three months ended July 31, 2023 which is recorded as a contra asset account within Non-current assets held for sale.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,
	2023	2022
Operating activities:
Net loss	$(92,264)	$(17,835)
Impairment of goodwill	26,695	—
Impairment charge related to assets held-for-sale and loss on sale of a business	75,929	—
Amortization of intangible assets	15,648	25,311
Amortization of product development assets	6,687	8,288
Depreciation and amortization of technology, property, and equipment	21,393	24,680
Other noncash charges	8,753	27,714
Net change in operating assets and liabilities	(145,176)	(158,097)
Net cash used in operating activities	(82,335)	(89,939)

Investing activities:
Additions to technology, property, and equipment	(20,086)	(17,923)
Product development spending	(3,747)	(5,825)
Businesses acquired in purchase transactions, net of cash acquired	(1,500)	(96)
Proceeds related to the sale of a business	457	—
Acquisitions of publication rights and other	(866)	2,038
Net cash used in investing activities	(25,742)	(21,806)

Financing activities:
Net debt borrowings	145,473	156,873
Cash dividends	(19,382)	(19,468)
Purchases of treasury shares	(10,000)	(10,000)
Other	(10,277)	(9,416)
Net cash provided by financing activities	105,814	117,989

Effects of exchange rate changes on cash, cash equivalents and restricted cash	2,257	(1,985)

Change in cash, cash equivalents and restricted cash for period	(6)	4,259

Cash, cash equivalents and restricted cash - beginning	107,262	100,727
Cash, cash equivalents and restricted cash - ending (2)	$107,256	$104,986

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (3)

	Three Months Ended July 31,
	2023	2022
Net cash used in operating activities	$(82,335)	$(89,939)
Less: Additions to technology, property, and equipment	(20,086)	(17,923)
Less: Product development spending	(3,747)	(5,825)
Free cash flow less product development spending	$(106,168)	$(113,687)

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Cash, cash equivalents and restricted cash as of July 31, 2023 includes held-for-sale cash, cash equivalents and restricted cash of $32.1 million.

(3) See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES
In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
•Adjusted Earnings Per Share (Adjusted EPS);
•Free Cash Flow less Product Development Spending;
•Adjusted Revenue;
•Adjusted Contribution to Profit and margin;
•Adjusted Operating Income and margin;
•Adjusted Income Before Taxes;
•Adjusted Income Tax Provision;
•Adjusted Effective Tax Rate;
•EBITDA, Adjusted EBITDA and margin;
•Organic revenue; and
•Results on a constant currency basis.
Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.
We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.
The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Contribution to Profit. We present both Adjusted Contribution to Profit and Adjusted EBITDA for each of our reportable segments as we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time. It removes the impact of depreciation and amortization expense, as well as presents a consistent basis to evaluate operating profitability and compare our financial performance to that of our peer companies and competitors.
For example:
•Adjusted EPS, Adjusted Revenue, Adjusted Contribution to Profit, Adjusted Operating Income, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted EBITDA, and organic revenue (excluding acquisitions) provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.
•Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends, and fund share repurchases and acquisitions.
•Results on a constant currency basis remove distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.
In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.
We have not provided our 2024 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.
Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.